Exhibit 99.2

For Immediate Release November 4, 1999	Contact: Andy McCormick 212-573-1226

PFIZER STATEMENT OF CLARIFICATION

NEW YORK, November 4 -- Pfizer Inc clarified that its offer announced today to Warner-Lambert is to exchange 2.5 shares of Pfizer common stock for each share of common stock of Warner-Lambert outstanding. Customary and appropriate provisions will be made for outstanding options and warrants.

This offer is conditioned on the elimination of the $2 billion "break-up fee" and the issuance of the stock option which would prevent Pfizer (but not AHP) from utilizing pooling of interest accounting for this transaction.